EXHIBIT 99.1

Epiq Systems Announces 2011 First Quarter Results Led by 25% E-Discovery Operating Revenue Growth

KANSAS CITY, Kan., April 28, 2011 (GLOBE NEWSWIRE) -- Epiq Systems, Inc. (Nasdaq:EPIQ) today announced results of operations for the first quarter 2011 with first quarter operating revenue (total revenue before operating revenue from reimbursed direct costs) of $54.2 million, up 10% compared to $49.1 million for the same period last year. Operating revenue was consistent with the company's first quarter objectives.

On April 4, the company acquired Encore Discovery Solutions for $100.0 million, further strengthening its worldwide e-discovery franchise. Based in Phoenix, Arizona, Encore Discovery Solutions provides market-proven products and services for electronic evidence processing, document review platforms, and professional services for project management, data collection and forensic consulting. While Epiq Systems has developed its e-discovery franchise based on proprietary, internally developed software including its DocuMatrix® review platform and eDataMatrix® evidence processing engine, Encore has approached the market with a selection of licensed third party tools from which clients can choose. Going forward, Epiq Systems will make both solution sets available, thereby offering to customers capabilities of unprecedented breadth and depth. Based on the size, complexity and service level required by each client matter, Epiq will be ideally positioned to present a tailored package of products and services to the market. The all cash transaction was funded from the company's credit facility.

Net income for the first quarter of 2011 was $3.1 million, $0.08 per share, up 32% compared to $2.3 million, $0.06 per share, for the year ago quarter.

Non-GAAP net income for the first quarter of 2011 was $6.9 million compared to $6.2 million for the year ago quarter. Non-GAAP net income per share for the first quarter of 2011 was $0.19 per share, up 19% compared to $0.16 per share for the year ago quarter.

First quarter 2011 non-GAAP adjusted EBITDA was $17.4 million, up 9% compared to $16.0 million for the year ago quarter.

First quarter 2011 net cash provided by operating activities was $10.8 million compared to $5.2 million for the year ago quarter. Condensed consolidated statements of income, balance sheets and cash flow statements are attached.

Operating revenue for the E-discovery segment for the first quarter of 2011 was $21.0 million, up 25% compared to $16.8 million for the year ago quarter. First quarter 2011 non-GAAP adjusted EBITDA was $9.8 million, up 42% compared to $6.9 million for the year ago quarter. Expansion of the client base, both domestically and internationally, added to the growth and profitability of the segment. The E-discovery segment represents 39% of the company's first quarter 2011 operating revenue, and the company believes that the segment's technology and service leadership coupled with the Encore acquisition will continue to drive future growth in this segment.

Operating revenue for the Bankruptcy segment for the first quarter of 2011 was $22.8 million compared to $24.6 million for the year ago quarter. Non-GAAP adjusted EBITDA was $12.5 million for the first quarter of 2011, compared to $13.7 million for the year ago quarter. Bankruptcy results reflect the impact of lower Chapter 11 bankruptcy filings in 2010 and the first quarter of 2011 versus peak filings in 2009.

Operating revenue for the Settlement Administration segment for the first quarter of 2011 was $10.5 million, up 35% compared to $7.7 million in the year ago quarter. Non-GAAP adjusted EBITDA was $1.3 million for the first quarter of 2011, up 43% compared to $0.9 million for the year ago quarter. The increases in both operating revenue and non-GAAP adjusted EBITDA were related to growth in new client engagements.

Tom W. Olofson, chairman and CEO, and Christopher E. Olofson, president and COO of Epiq Systems, stated, "We are very pleased to have achieved our financial objectives for the first quarter. Strong e-discovery results reflect the momentum Epiq has achieved as a global leader in this market. The acquisition of Phoenix-based Encore further augments and accelerates our e-discovery leadership position with a strong, complementary customer base, added geographic reach, and a broad selection of licensed third party tools, thereby enabling Epiq to offer a comprehensive range of e-discovery technologies coupled with extensive subject matter expertise."

Recent key events include:

  Epiq acquired Encore Discovery Solutions on April 4, 2011, for $100.0 million cash. Based in Phoenix, Arizona, Encore Discovery Solutions provides market-proven products and services for electronic evidence processing, document review platforms, and professional services for project management, data collection and forensic consulting.
  On January 17, 2011, the Board of Directors declared a cash dividend of 3.5 cents per share of outstanding common stock which was paid on February 17, 2011. On February 23, 2011, the Board of Directors declared a cash dividend of 3.5 cents per share of outstanding common stock which will be paid on May 19, 2011 to stockholders of record at the close of business on April 28, 2011.
  On April 25, 2011, Epiq's senior credit facility was amended and extended through December 31, 2015, increasing the amount of funds available under the credit facility from $140.0 million to $325.0 million with an accordion feature to increase to $375.0 million to facilitate future business expansion.
  As reported by the Administrative Office of the U.S. Courts, bankruptcy filings totaled 1,593,081 for the 12 month period ended December 31, 2010, up 8% versus the same period in 2009. Chapter 11 bankruptcy filings fell 10% for the 12 month period ended December 31, 2010 versus the same period in 2009, while Chapter 7 and 13 filings each increased 8%.

Conference Call

The company will host a conference call today at 3:30 p.m. central time to discuss these results. The internet broadcast of the call can be accessed at www.epiqsystems.com. To listen by phone, please call (877) 303-6311 before 3:30 p.m. central time. An archive of the internet broadcast will be available on the company's website until the next earnings update. A recording of the call will also be available through May 28, 2011 beginning approximately two hours after the call ends. To access the recording, please call (800) 642-1687 and enter conference ID number 58428663.

Company Description

Epiq Systems is a leading provider of managed technology for the global legal profession. Our solutions streamline the administration of bankruptcy, litigation, financial transactions and regulatory compliance matters. We offer innovative technology solutions for electronic discovery, document review, legal notification, claims administration and controlled disbursement of funds. Our clients include leading law firms, corporate legal departments, bankruptcy trustees, government agencies, mortgage processors, financial institutions, and other professional advisors who require innovative technology, responsive service and deep subject-matter expertise.

The Epiq Systems, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5250

Use of Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures: (i) non-GAAP net income (net income adjusted for amortization of acquisition intangibles, share-based compensation, acquisition expense, capitalized loan fee amortization, litigation expense/settlement, non-cash embedded option charges, and the effect of tax adjustments that are outside of the company's anticipated effective tax rate, all net of tax), (ii) non-GAAP earnings per share, calculated as non-GAAP net income on a fully diluted per share basis, and (iii) non-GAAP adjusted EBITDA (net income adjusted for depreciation, amortization, share-based compensation, acquisition expense, net expenses related to financing, litigation expense/settlement, and provision for income taxes).  Income taxes represent a complex element of a company's income statement and effective tax rates can vary widely between different periods. Epiq Systems uses a statutory tax rate of 40% to reflect income tax adjustments in presentation of its non-GAAP net income and non-GAAP earnings per share. Utilization of a statutory tax rate for presentation of the non-GAAP measures is done to allow a consistent basis for investors to understand financial performance across historical periods and to allow a comparison with other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results.

Although Epiq Systems reports its results using GAAP, Epiq Systems also uses non-GAAP financial measures when management believes those measures provide useful information for its stockholders. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations. These non-GAAP financial measures are reconciled in the accompanying tables to the most directly comparable measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, such comparable financial measures.

Forward-looking and Cautionary Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and include, but are not limited to, any projection or expectation of earnings, revenue or other financial items; the plans, strategies and objectives of management for future operations; factors that may affect our operating results; new products or services; the demand for our products or services; our ability to consummate acquisitions and successfully integrate them into our operations; future capital expenditures; effects of current or future economic conditions or performance; industry trends and other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing. These forward-looking statements are based on our current expectations which may not prove to be accurate.  Forward-looking statements may be identified by terms such as "believe," "expect," "anticipate," "should," "planned," "may," "estimated," "goal," "objective," "seeks," and "potential" and variations of these words and similar expressions or negatives of these words. Because forward-looking statements involve future risks and uncertainties, listed below are a variety of factors that could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. These factors include (1) any material changes in our total number of client engagements and the volume associated with each engagement, (2) any material changes in our client's deposit portfolio or the services required or selected by our clients in engagements, (3) material changes in the number of bankruptcy filings, class action filings or mass tort actions each year, or changes in government legislation or court rules affecting these filings, (4) overall strength and stability of general economic conditions, both in the United States and in the global markets, (5) significant changes in the competitive environment, (6) risks associated with handling of confidential data and compliance with information privacy laws, (7) changes in or the effects of pricing structures and arrangements, (8) risks associated with the integration of acquisitions into our existing business operations, (9) risks associated with indebtedness, (10) risks associated with foreign currency fluctuations, (11) risks associated with developing and providing software and internet-based technology solutions to our clients, (12) risks associated with interruptions or delays in services at data centers, (13) risks of errors or failures of software or services, (14) risks associated with our international operations, (15) risks of litigation against us, and (16) other risks detailed from time to time in our SEC filings, including our most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, there may be other factors not included in our SEC filings that may cause actual results to differ materially from any forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

EPIQ SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three months ended
	March 31,
	2011	2010

REVENUE:
Case management services	$41,883	$34,911
Case management bundled products and services	4,415	4,807
Document management services	7,915	9,393
Operating revenue before reimbursed direct costs	54,213	49,111
Operating revenue from reimbursed direct costs	5,409	6,260
Total Revenue	59,622	55,371

OPERATING EXPENSE:
Direct cost of services (exclusive of depreciation and amortization shown separately below)	18,566	15,304
Direct cost of bundled products and services (exclusive of depreciation and amortization shown separately below)	831	910
Reimbursed direct costs	5,337	6,204
General and administrative	19,290	20,213
Depreciation and software and leasehold amortization	5,207	5,201
Amortization of identifiable intangible assets	3,766	1,820
Other operating expense	483	44
Total Operating Expense	53,480	49,696

INCOME FROM OPERATIONS	6,142	5,675

INTEREST EXPENSE (INCOME):
Interest expense	810	396
Interest income	(5)	(9)
Net Interest Expense	805	387

INCOME BEFORE INCOME TAXES	5,337	5,288

PROVISION FOR INCOME TAXES	2,255	2,953

NET INCOME	$3,082	$2,335

NET INCOME PER SHARE INFORMATION:
Net income per share – Diluted	$0.08	$0.06

WEIGHTED AVERAGE COMMON SHARES	36,487	41,570
OUTSTANDING – DILUTED

Cash dividends declared per common share	$0.07	--

EPIQ SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31,	December 31,
	2011	2010

ASSETS
ASSETS:
Cash and cash equivalents	$4,350	$5,439
Trade accounts receivable, net	57,979	59,940
Property and equipment, net	41,795	41,258
Goodwill	294,946	294,789
Other intangibles, net	39,820	43,580
Other	31,705	33,212

TOTAL ASSETS	$470,595	$478,218

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Accounts payable	$11,800	$13,227
Indebtedness	95,769	89,805
Other liabilities	42,271	46,663
STOCKHOLDERS' EQUITY	320,755	328,523

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$470,595	$478,218

EPIQ SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended
	March 31,
	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,082	$2,335
Non-cash adjustments to net income:
Depreciation and amortization	8,973	7,021
Other, net	4,254	1,377
Changes in operating assets and liabilities, net	(5,556)	(5,556)
Net cash provided by operating activities	10,753	5,177

CASH FLOWS FROM INVESTING ACTIVITIES:
Property and equipment, software and other	(5,764)	(3,211)

Net cash used in investing activities	(5,764)	(3,211)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net change in indebtedness	5,698	(251)
Repurchase of common stock	(10,858)	--
Cash dividends paid	(1,239)	--
Other	316	93
Net cash used in financing activities	(6,083)	(158)

Effect of exchange rate changes on cash	5	15

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	$ (1,089)	$1,823

EPIQ SYSTEMS, INC.
RECONCILIATION OF NET INCOME TO
NON-GAAP ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three months ended
	March 31,
	2011	2010

NET INCOME	$3,082	$2,335
Plus:
Depreciation and amortization	8,973	7,021
Share-based compensation	1,837	1,636
Acquisition expense	483	44
Expenses related to financing, net	805	387
Litigation expense/settlement	--	1,575
Provision for income taxes	2,255	2,953
	14,353	13,616
NON-GAAP ADJUSTED EBITDA	$17,435	$15,951

EPIQ SYSTEMS, INC.
RECONCILIATION OF NET INCOME
TO NON-GAAP NET INCOME
(In thousands, except per share data)
(Unaudited)

	Three months ended
	March 31,
	2011	2010

NET INCOME	$3,082	$2,335
Plus (net of tax(1)) :
Amortization of acquisition intangibles	2,260	1,101
Share-based compensation	1,080	1,129
Acquisition expense	290	27
Loan fee amortization	73	52
Litigation expense/settlement	--	953
Non-cash embedded option charges	--	(244)
Effective tax rate adjustment (2)	120	838
	3,823	3,856
NON-GAAP NET INCOME	$6,905	$6,191
NON-GAAP NET INCOME PER SHARE - DILUTED	$0.19	$0.16

(1) Individual adjustments are calculated using a tax rate of 40% except for the non-qualified portion of share-based compensation.
(2) The effective tax rate adjustment reflects a non-GAAP provision for income taxes at a statutory tax rate of 40%.

EPIQ SYSTEMS, INC.
CALCULATION OF DILUTED NET INCOME PER SHARE AND
DILUTED NON-GAAP NET INCOME PER SHARE
(In thousands, except per share data)
(Unaudited)

	Three months ended
	March 31,
	2011	2010

NET INCOME	$3,082	$2,335
Interest expense adjustment for convertible debt	--	298
Amounts re-allocated to nonvested shares	--	(6)
NET INCOME ADJUSTED FOR DILUTED CALCULATION	$3,082	$2,627

NON-GAAP NET INCOME	$6,905	$6,191
Interest expense adjustment for convertible debt	--	298
Amounts re-allocated to nonvested shares	--	(6)
NON- GAAP NET INCOME ADJUSTED FOR DILUTED CALCULATION	$6,905	$6,483

BASIC WEIGHTED AVERAGE SHARES	35,092	36,185
Adjustment to reflect share-based awards	1,395	1,102
Adjustment to reflect convertible debt shares	--	4,283
DILUTED WEIGHTED AVERAGE SHARES	36,487	41,570

NET INCOME PER SHARE – DILUTED	$0.08	$0.06

NON-GAAP NET INCOME PER SHARE - DILUTED	$0.19	$0.16
CONTACT:  Lew P. Schroeber, Investor Relations
          913-621-9500
          ir@epiqsystems.com
          www.epiqsystems.com